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                                                                   EXHIBIT 10.71


                              FIRST AMENDMENT TO
             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              KILROY REALTY, L.P.


          This First Amendment (the "First Amendment") to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Kilroy Realty, L.P. (the "Partnership") is made and entered into as of the 31 day of October, 1997, by and among the Partnership and the parties listed on the signature pages hereto (each, an "Investor" and collectively, the "Investors"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Partnership Agreement.

                                   RECITALS

          A. In connection with the acquisition of certain properties (the "Allen Properties") by the Partnership as set forth in that certain Contribution Agreement by and among the Partnership and the parties listed on the signature pages thereto dated as of October 21, 1997 (the "Contribution Agreement"), the Partnership desires to issue units of limited partnership ("Partnership Units") in the Partnership to the Investors as set forth on Exhibit A hereto and to issue Partnership Units after the date of this First Amendment to certain of the Investors, all as set forth in, and in accordance with the terms of, the Contribution Agreement.

          B. The Partnership Agreement does not require the consent of any party thereto other than Kilroy Realty Corporation ("Kilroy" or the "General Partner"), as general partner thereunder, to admit the Investors as limited partners to the Partnership upon the contribution of the Allen Properties to the Partnership or to enter into this First Amendment.

          C. Each of the parties hereto desires to enter into this First Amendment in order to establish certain rights and obligations of the Investors under the Partnership Agreement in connection with the contribution of the Allen Properties to the Partnership pursuant to the Contribution Agreement and their receipt of Partnership Units pursuant hereto.

                                   AGREEMENT

          1. Admission of Limited Partners. Effective as of the date hereof, pursuant to Section 12.2 of the Partnership Agreement providing for the admission to the Partnership of Additional Limited Partners, each of the Investors making a Capital Contribution on the date hereof is hereby admitted as a Limited Partner and agrees to be bound by all of the terms of this First Amendment and the Partnership Agreement. In conjunction with such admission, each such Investor has made a Capital Contribution to the Partnership in the amount set forth on Exhibit A hereto in exchange for the number of Partnership Units set forth on Exhibit A hereto. The General Partner will reflect the admission of each such Investor on the books and records of the Partnership upon such Investor making a Capital Contribution. Any Investor (other than any Investor who makes a Capital Contribution on the date hereof) who makes a Capital
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Contribution after the date hereof will be admitted as a Limited Partner at such time and Exhibit A will be revised to reflect such Capital Contribution.

          2. Representations and Warranties. Each Investor hereby confirms that the representations and warranties set forth in Section 3.4 of the Partnership Agreement and Section 11.1(x) of the Contribution Agreement as to such Investor are true and correct on the date hereof and on the date of any subsequent Capital Contribution by such Investor.

          3. Limited Partner Consent. With respect to matters requiring by the terms of the Partnership Agreement the consent or approval of the Limited Partners of the Partnership, including any amendments to, or waivers of, the provisions of the Partnership Agreement, each of the Investors other than those set forth on Schedule 1 hereby agrees that it shall vote (which term shall include the giving of any written consent or approval) all of its Partnership Units, and all of its Partnership Units shall be deemed to have been voted, in the same proportion and in the same manner as the Partnership Units held and voted by John B. Kilroy, Jr., or, in the event of his death, by his legal representative; provided, however, that with respect to any matter requiring the consent or approval of the Limited Partners that would amend the preferences, rights or privileges of such Investor's Partnership Units under the provisions of the Partnership Agreement in a materially adverse manner, which amendment would not also similarly affect the other Limited Partners, such Investor's Partnership Units shall be voted in accordance with such Investor's direction.

          4.   Redemption Rights.

               (a) Pursuant to Section 8.6 of the Partnership Agreement, each Limited Partner has the right, subject to the terms and conditions set forth therein, to require the Partnership to redeem all or a portion of the Partnership Units held by such Limited Partner for the Cash Amount or, at the General Partner's election, the REIT Shares Amount (the "Redemption Right"), provided, however, that such Redemption Right shall not be available to any Investor with respect to any Partnership Unit until a holding period for any such Partnership Unit has occurred ending on the date which is the later of (i) three years from the date of this First Amendment (or, in the case of the Investors set forth on Schedule 1, January 31, 1999) and (ii) one year from the date of issuance of such Partnership Unit to such Investor.

               (b) Provided further, that the fourth and fifth full sentences under Section 8.6.B of the Partnership Agreement shall not be applicable to the Redemption Rights of any Investor. Notwithstanding the foregoing subsection 4.(a), if any Partnership Unit of any Investor has been pledged to a lending institution, which is not an Affiliate of such Investor (a "Lender"), as collateral or security for a bona fide loan or other extension of credit, then, to the extent the Lender has exercised its remedies under such pledge and becomes the owner of such Partnership Unit, such Lender will be entitled to the Redemption Right with respect to such Partnership Unit beginning January 31, 1999, but in no event shall such Partnership Unit of the Lender be subject to the Redemption Right prior to the date which is one year from the date of issuance of such Partnership Unit to such Investor.

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               (c)  Notwithstanding the foregoing subsections 4(a) and 4(b), following the occurrence of a Change of Control (as defined below), each Investor may exercise the Redemption Right, provided, that such Redemption Right shall not be available to any Investor with respect to any Partnership Unit until a holding period for any such Partnership Unit of no less than one year from the date of issuance of such Partnership Unit to such Investor has occurred. "Change of Control" means the sale, transfer or other conveyance by John B. Kilroy, Jr. (the "Transfer"), in one or more transactions, of a total of at least 70% of the Equity Interests (as defined below) beneficially owned by John B. Kilroy, Jr. on the date of this First Amendment, other than (i) any involuntary Transfer, (ii) any Transfer in respect of a marital dissolution or similar proceeding, (iii) any Transfer to a trust for the benefit of John B. Kilroy, Jr., his spouse or any member of his immediate family, (iv) any Transfer to a trust for which John B. Kilroy, Jr. serves as trustee, and (v) any Transfer to any entity, all of the interests of which are beneficially owned by John B. Kilroy, Jr. "Equity Interests" means Partnership Units and capital stock of Kilroy.

          5. Activities of Investors. Section 8.3 of the Partnership Agreement relating to the business activities of Limited Partners and certain other persons is modified with respect to each Investor in all respects by the terms of the Contribution Agreement and any other documents that are entered into in connection with the acquisition of the Allen Properties.

          6. Sale of Allen Properties. The General Partner shall not sell any of the Allen Properties prior to the fifth anniversary of the date of this First Amendment unless (i) the sale will not constitute a taxable event to the Investors, or (ii) the sale is incident to a transaction pursuant to Section 11.2.B or 11.2.C of the Partnership Agreement.

          7.   Transfer of Partnership Units.


               (a) The provisions of Section 11.3.A of the Partnership Agreement are amended hereby, but only with respect to the Investors, to replace the words "Prior to the second anniversary of the closing of the initial public offering of REIT Shares" in the first sentence thereof with the words "Prior to the third anniversary of the First Amendment." If any Partnership Units of an Investor shall be pledged in accordance with the terms of Section 11.3.A(iv) of the Partnership Agreement and the pledgee exercises its remedies under such pledge by acceleration, notice of intent to foreclose or other exercise, the Partnership may either:

                    (i) purchase the indebtedness, security interest in the Partnership Units and any other rights with respect to the Partnership Units held by the pledgee for the amounts owed to pledgee or any lesser amount agreed to by such pledgee and the Partnership or

                    (ii) after a foreclosure of such pledgee's security interest in the Partnership Units, at any time until the later of (A) the third anniversary of the date of this Agreement or (B) the date that such Partnership Units become subject to the Redemption Right, acquire the Partnership Units from such pledgee for an amount equal to the Deemed Partnership Interest Value for such Partnership Units.

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     The pledgee shall give the Partnership any notice of default or delinquency given to such Investor and no less than 30 days written notice of any proposed public or private sale, transfer or exchange of such Partnership Units.


               (b) Upon the transfer of Partnership Units by an Investor pursuant to the terms of the Partnership Agreement, the transferee shall be subject to and bound by all of the provisions of the Partnership Agreement and the provisions of this First Amendment as if such transferee were an Investor thereunder and hereunder.

          8.   Distributions and Allocations.

               (a) For the fiscal quarter in which Partnership Units are issued to an Investor, such Investor shall be entitled to a distribution equal to its pro rata share of the distributions made on all Limited Partnership Interests multiplied by a fraction, the numerator of which shall be the number of days in such fiscal quarter in which the Investor has held the Partnership Units, and the denominator of which shall be the total number of days in such fiscal quarter.

               (b) For the fiscal quarter in which the Partnership Units are issued to an Investor, net income and net loss (and items thereof) shall be allocated to such Investor and the other Partners by taking into account their varying interests in the Partnership during the year using a method selected by the General Partner in its sole discretion, which is in accordance with Section 706(d) of the Code.

          9. Binding Agreement. Each Investor hereby agrees to be bound by the terms and conditions of the Partnership Agreement, as amended by this First Amendment.

          10. Effect on Agreement. Except as expressly amended by this First Amendment, the Partnership Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the day and year first above written.

                                       KILROY REALTY, L.P., a Delaware limited
                                       partnership

                                       By:  KILROY REALTY CORPORATION, a
                                            Maryland corporation, its General
                                            Partner

                                            By: /s/ John B. Kilroy, Jr.
                                               ------------------------------
                                            Name:  John B. Kilroy, Jr.
                                                  ---------------------------
                                            Title: President and C.E.O.
                                                  ---------------------------

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                                   INVESTORS

INVESTORS WHO WILL RECEIVE UNITS ON THE DATE OF THIS FIRST AMENDMENT:

RICHARD S. ALLEN, INC.,
a California corporation

By: /s/ Richard S. Allen
   -------------------------------
    Richard S. Allen,
    President

COMMERCIAL MANAGEMENT CORPORATION,
a Tennessee corporation

By: /s/ Rex Allen
   -------------------------------
    Rex Allen, President

ALLEN INVESTMENTS, INC.,
a Florida corporation

By: /s/ R.E. Allen
   -------------------------------
    R.E. Allen, President


/s/ Steven L. Black
----------------------------------
Steven L. Black, an individual


/s/ Martin V. Clevenger
----------------------------------
Martin V. Clevenger, an individual


SELF DIRECTED INDIVIDUAL RETIREMENT
ACCOUNT(S) OF MARTIN V. CLEVENGER

By: /s/ Martin V. Clevenger
   -------------------------------
    Martin V. Clevenger, Owner


ALLEN DEVELOPMENT, INC.,
a California corporation

By: /s/ Richard S. Allen
   -------------------------------
Name:  Richard S. Allen
     -----------------------------
Title: CEO
      ----------------------------

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THE FOLLOWING INVESTORS MAY RECEIVE UNITS AFTER THE DATE OF THIS FIRST AMENDMENT
AND MAY EXECUTE THIS FIRST AMENDMENT AT A LATER DATE:


__________________________________
T. Patrick Smith, an individual

DOYLE & ASSOCIATES, INC.,
a California corporation

By: ______________________________
    Erik W. Doyle, President

LPL HOLDINGS, INC.,
a Delaware corporation

By:    ___________________________
Name:  ___________________________
Title: ___________________________

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